Exhibit    99.3

NOVAVISION, INC

REPORT ON AUDITS OF FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
NovaVision Inc. and Subsidiaries
Boca Raton, Florida

We have audited the accompanying consolidated balance sheets of NovaVision Inc. and Subsidiaries as of December 31, 2009 and 2008 and the related consolidated statements of operations and other comprehensive income, changes in stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has incurred a loss since inception, has a net accumulated deficit and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NovaVision Inc. and Subsidiaries as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Paritz & Company, P.A.
Hackensack, New Jersey
February 7, 2011

NOVAVISION, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008
ASSETS
Current Assets
Cash and Cash Equivalents	$740,354	$10,298,370
Accounts receivable, net of an allowance for doubtful accounts of $7,450 and $6,365 respectively	81,049	109,656
Inventory	449,487	45,568
Prepaid expenses	571,807	409,174
Total Current Assets	1,842,697	10,862,768

Restricted cash	7,820	7,674
Property and equipment, net	1,245,912	947,023
Intangible assets, net	72,777	82,026
Other assets	140,710	259,893
Total Other Assets	1,467,219	1,296,616
TOTAL ASSETS	$3,309,916	$12,159,384

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$1,355,113	$1,051,689
Accrued liabilities	160,150	179,600
Deferred revenue	232,803	242,526
Current portion of capital leases	35,826	31,383
Current portion of long term debt	2,140,924	1,859,337
Total Current Liabilities	3,924,816	3,364,535

Preferred dividends payable	9,847,116	7,477,550
Long term notes payable	6,076,970	8,081,616
Long term portion of capital leases	66,857	102,175
TOTAL LIABILITIES	19,915,759	19,025,876

STOCKHOLDERS' (DEFICIT)

Convertible preferred stock, $0.001 par value, 6,170,334 total shares authorized:
Series A: 1,333,334 issued and outstanding with an aggregate liquidation preference of $10,908,854 and $10,428,854 at December 31, 2009 and 2008, respectively	1,333	1,333
Series B: 1,400,000 issued and outstanding with an aggregate liquidation preference of $14,473,008 and $13,801,008 at December 31, 2009 and 2008, respectively	1,400	1,400
Series C: 2,234,886 issued and outstanding with an aggregate liquidation preference of $24,102,218 and $22,814,614 at December 31, 2009 and 2008, respectively	2,235	2,235
Common Stock, $0.001 par value, 9,150,000 shares authorized, 1,027,734 and 1,026,797 issued and outstanding at December 31, 2009 and December 31, 2008, respectively	1,028	1,027
Additional paid-in capital	40,179,653	39,939,373
Amount due from stockholder	(159,911)	(159,911)
Accumulated deficit	(56,636,179)	(46,686,330)
Accumulated other comprehensive income	4,598	34,381
Total shareholders' equity (deficit)	(16,605,843)	(6,866,492)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,309,916	$12,159,385
See accompanying notes to financial statements

NOVAVISION, INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

	Years ended December 31,
	2009	2008

Revenue	$921,035	$1,233,503
Cost of Revenue	838,012	993,189

Gross Profit	83,023	240,314

Operating expenses:
Sales, general and administrative	4,625,521	5,758,989
Research and development	1,490,031	1,084,185
Depreciation and amortization	264,469	175,741
Stock compensation expense	240,000	183,539
Total Operating expenses	6,620,021	7,202,455

Operating loss	(6,536,998)	(6,962,141)

Other income (expense)
Interest expense	(1,085,627)	(455,736)
Interest income	58,780	250,787
Other income	(16,436)	(2,692)
	(1,043,283)	(207,641)

Net Loss	(7,580,281)	(7,169,782)

See accompanying notes to financial statements

NovaVision, Inc. and Subsidiaries

Consolidated Statements of Changes in Shareholders' Equity (Deficit)

Years Ended December 31, 2008 and 2007

	Convertible Preferred Stock									Amount Due From Shareholder	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Shareholder's Equity (Deficit)
	Series A		Series B		Series C		Common Stock		Additional Paid-in Capital
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance at January 1, 2008	1,333,334	1,333	1,400,000	1,400	2,234,886	2,235	976,781	977	39,693,537	(159,837)	(37,146,985)	45,730	2,438,390
Issuance of Series C convertible preferred stock	-	-	-	-	-	-	-	-	-	-	-	-	-
Exercise of common stock warrants	-	-	-	-	-	-	50,016	50	1,640	-	-	-	1,690
Issuance of preferred stock warrants	-	-	-	-	-	-	-	-	60,657	-	-	-	60,657
Expense of stock options to Employees and Non Employees	-	-	-	-	-	-	-	-	183,539	-	-	-	183,539
Preferred stock dividends	-	-	-	-	-	-	-	-	-	-	(2,369,564)	-	(2,369,564)
Amount due from Shareholder	-	-	-	-	-	-	-	-	-	(74)	-	-	(74)
Comprehensive Income:
Net loss	-	-	-	-	-	-	-	-	-	-	(7,169,782)	-	(7,169,782)
Other comprehensive income - foreign currency translation	-	-	-	-	-	-	-	-	-	-	-	(11,349)	(11,349)
Total comprehensive loss													(7,181,131)
Balance at December 31, 2008	1,333,334	$1,333	1,400,000	$1,400	2,234,886	$2,235	1,026,797	$1,027	$39,939,373	$(159,911)	$(46,686,330)	$34,381	$(6,866,493)

Exercise of common stock warrants	-	-	-	-	-	-	937	1	280	-	-	-	281
Expense of stock options to Employees and Non Employees	-	-	-	-	-	-	-	-	240,000	-	-	-	240,000
Preferred stock dividends	-	-	-	-	-	-	-	-	-	-	(2,369,568)	-	(2,369,568)
Comprehensive Income:
Net loss	-	-	-	-	-	-	-	-	-	-	(7,580,281)	-	(7,580,281)
Other comprehensive income - foreign currency translation	-	-	-	-	-	-	-	-	-	-	-	(29,783)	(29,783)
Total comprehensive loss													(7,610,064)
Balance at December 31, 2009	1,333,334	$1,333	1,400,000	$1,400	2,234,886	$2,235	1,027,734	$1,028	$40,179,653	$(159,911)	$(56,636,179)	$4,598	$(16,605,843)
The accompanying notes are an integral part of these financial statements.

NOVAVISION, INC.
Consolidated Statement of Cash Flows

	Years ended December 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(7,580,281)	$(7,169,782)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	264,471	270,828
Loss on sale of equipment	17,377	-
Amortization of deferred loan costs	119,183	38,565
Impairment charge related to therapy devices	-	140,548
Bad debt write-off	6,722	-
Provision for (reduction in) allowance for doubtful accounts	1,085	(62)
Stock compensation expense	240,000	183,539
Accretion of warrants issued with debt	39,226	1,609
Accrued interest on convertible debt	474,928	11,632
Net changes in operating assets and liabilities:
Accounts receivable	20,800	108,671
Prepaid expenses and other current assets	(162,634)	(422,313)
Inventory	(403,919)	-
Deferred revenue	(9,723)	(122,329)
Accounts payable	(171,503)	(216,480)
Accrued liabilities	(19,450)	90,698
Net cash used in operating activities	(7,163,718)	(7,084,876)
Cash flows provided (used in) investing activities:
Purchase of property and equipment	(578,715)	(625,904)
Proceeds from asset disposal	7,227	45,050
Purchases of trademarks and patents	-	1,447
Cash (used in) investing activities	(571,488)	(579,407)

Cash flows from financing activities:
Venture debt repayment	(1,762,285)	-
Payments of capital lease obligations	(30,877)	(76,296)
Proceeds of venture debt and convertible promissory notes	-	10,000,000
(Increase) in guarantee/restricted cash	(146)	(7,297)
Issuance of common stock	281	1,690
Amount due from shareholder	-	(74)
Cash provided by (used in) financing activities	(1,793,027)	9,918,023
Effect of exchange rate on cash	(29,783)	(27,298)
Net increase (decrease) in cash	(9,558,016)	2,226,442

Cash at beginning of year	10,298,370	8,071,928
Cash at end of year	$740,354	$10,298,370

Supplemental Disclosures of Cash Flow information:
Interest paid:	$487,980	$272,298

Non-Cash Transactions:
Purchase of property and equipment under capital leases	-	162,411
Preferred dividends accrued but not paid	$2,369,568	2,359,564
Issuance of warrants	-	60,657

See accompanying notes to financial statements

NOVAVISION, INC.
NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED
DECEMBER 31, 2009 AND 2008

1.   ORGANIZATION

The Company develops, markets, licenses and supports vision restoration therapy software and related devices. The Company provides Vision Restoration Therapy (VRT) direct to patients and through ophthalmic, optometric, neurological rehabilitation, academic medical centers, and other physicians. Patients enter into individual contracts for this therapy which include both the licensing and leasing of the vision therapy software and equipment and the delivery of professional services associated with the vision therapy. Patients eligible for the Company's vision therapy have partial vision loss typically resulting from a stroke or traumatic brain injury.

2.  ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of NovaVision, Inc., and its subsidiaries, NovaVision Therapy, Inc., NovaVision Clinic, Inc. (U.S. corporations incorporated in Delaware), NovaVision AG (German corporation), each entity a wholly owned subsidiary of NovaVision, Inc. (individually and collectively referred to herein as the Company), which is headquartered in Boca Raton, FL. All material inter-company accounts, transactions, and profits have been eliminated in consolidation

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimated. To the extent management's estimates prove to be incorrect, financial results for future periods may be adversely affected. Significant estimates and assumptions contained in the accompanying consolidated financial statements include management's estimate of the allowance for uncollectible accounts receivable, the recoverability of long-term assets, the valuation allowance on net deferred tax assets and the assumptions used in the determination of stock-based compensation expense.

Concentration of Credit Risk

The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000. Cash balances may at times exceed the FDIC insured limits. Cash also includes a US investment account in a money market backed by government securities up to 105% of the account balance. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash balances in Germany held at NovaVision AG at December 31, 2009 and 2008 includes $27,614 and $25,383, respectively.

Restricted Cash

Restricted cash balances in Germany held at NovaVision AG at December 31, 2009 and 2008 includes $7,820 and $7,675, respectively. NovaVision AG has a company credit card issued by its bank which requires the credit card spending limit to be set up in a separate bank account to cover expenditures.

Accounts Receivable

The Company's accounts receivable are due either from the patients directly or from centers whose patients are utilizing the therapy. Accounts receivable are due at the time the therapy is initiated; however, sometimes credit is extended through various payment plans based on individual financial conditions, generally not to exceed the 9 or 10 month therapy period. The outstanding balances are stated net of an allowance for doubtful accounts. The Company determines its allowance by considering a number of factors, including the length of time patient accounts receivable are past due, and the customer's ability to pay its obligations. The Company writes off accounts receivable when they become uncollectible.

Inventory

Inventories are comprised of components ancillary to the Company's medical device provided to patients and centers and are stated at the lower of cost or market, determined under the first-in, first-out method. The inventory is charged to cost of revenue at the time that a device is shipped to a patient or a center. Costs associated with the manufacture of a new product or new device are charged to research and development expense as incurred until the product is tested and accepted.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

Included in the Cost of Revenue in the 2008 Statement of Operations is a $140,548 impairment charge associated with the remaining value of the 2B therapy device headrests. This therapy device was deployed in early 2007 to all partner centers. The Company ceased purchasing 2B therapy device headrest components since identifying a lower cost alternative.

Research and Development

Research & Development costs are expensed as they are incurred. R&D costs for 2009 and 2008 were $1,490,031 and $1,084,185, respectively.

Software Development Costs For Internal Use

The authoritative guidance requires software development costs to be capitalized upon completion of the preliminary project stage. Accordingly, direct internal and external costs associated with the development of the features and functionality of the Company's software for internal use, incurred during the application development stage, are capitalized and amortized using the straight-line method of the estimated life of three years. The Company capitalized $406,240 for five new projects pertaining to patient therapy and center diagnostic software programs during 2009, and $439,274 for five new projects pertaining to patient therapy and center diagnostic software programs during 2008.

Intangible Assets

Intangible assets, including patents and trademarks to be held and used, are reviewed for impairment annually or whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of such asset and eventual disposition.

Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets are reported at the lower of carrying amount or fair value, less costs to sell. All intangible assets, except trademarks, are being amortized over the estimated periods to be benefited, ranging from three to eight years. Trademarks have an indefinite life and are reviewed annually by management for impairment in accordance with the authoritative guidance.

Foreign Currency

The Euro is the local currency of the country in which NovaVision AG conducts its operations and is considered the functional currency of this entity. All balance sheet amounts are translated to U.S. dollars using the U.S. exchange rate at the balance sheet date except for the equity section which is translated at historical rates. Operating statement amounts are translated using an average exchange rate for the period of operations. Foreign currency translation effects are accumulated as part of the accumulated other comprehensive income (loss) and included in shareholders' (deficit) in the accompanying Consolidated Balance Sheet.

Revenue Recognition

The Company generates revenues from various programs, therapy services and other sources such as government grants. Therapy services revenues represent fees from the Company's vision restoration therapy software, diagnostic software, medical devices, clinic set up and training fees in the U.S., and the professional and support services associated with the therapy. The Company recognizes revenue for providing the vision restoration therapy as the Company's work effort is expended.

The Company provides vision restoration therapy directly to patients or through medical centers. The typical vision restoration therapy consists of six modules, performed on average over 6 months in the U.S. and 10 months in Germany.

Until November, 2008 the Company licensed the diagnostic software and device to medical clinics over a one year period. The Company recognized revenue for the licensing of the diagnostic software and the medical device and the associated support services ratably over the one year period. The Company recognized the revenue for the center set up and training when the service was performed. During November 2008, the Company launched a new business model in the US that no longer requires a patient to obtain VRT from a partner center and allows any physician to prescribe VRT. Under this new model, the set up fee and training fee for the partner centers no longer exists. The majority of the partner center contracts were terminated and all center revenue was fully recognized in 2008

Effective November 2008 in the US, revenue from Therapy services is recognized after the initial characterization is successfully completed by the patient at home using the device. Characterization is the diagnostic screenings the patient performs on the device at home that identifies the patient's vision loss in order for the Company to prepare the personalized therapy software. The center performed these diagnostics under the business model in the US prior to November 2008. Characterization revenue is recognized in the month characterization is achieved. Therapy revenue is recognized (net of the characterization fee) ratably over the therapy period beginning in the month subsequent to characterization being achieved. Patient therapy is restricted to being completed by a patient within a specified time frame. The initial three modules of therapy are recognized ratably over a three month period. Each additional module of therapy purchased after the completion of the initial therapy is recognized over a one month period.

Research grants and other subsidies represent revenue from certain German government agencies to cover certain patients within an insurance group and also to reimburse NovaVision AG for certain payroll and other costs. Grants received as reimbursement for software development costs are applied as a reduction of the net carrying value of the related capitalized software asset. The Company recognizes grant revenue when services or costs have been incurred which would entitle the Company to use the German government funds, and the grant requirements have been satisfied.

Deferred revenue results from patients paying for the therapy in advance of receiving the therapy and through November 2008 in the US, the date at which such arrangements ceased to exist, from annual partner center licensing fees.

Stock Based Compensation

At December 31, 2009 and 2008, the Company has a stock based compensation plan, which requires compensation expense related to share-based transactions, including employee stock options, to be measured and recognized in the Company's consolidated financial statements based on fair value. The Company recognizes compensation expense over the vesting period using the straight-line method. The Company uses the Black-Scholes valuation model to calculate the fair value of stock options.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense included in Selling, General & Administrative expenses amounted to approximately $476,000 and $488,000 for the years ended December 31, 2009 and 2008, respectively.

Fair Value Measurements

The Company applies a three-level valuation hierarchy for fair value measurements. The categorization of assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. Level 1 inputs to the valuation methodology utilize unadjusted quoted market prices in active markets for identical assets and liabilities. Level 2 inputs to the valuation methodology are other observable inputs, including quoted market prices for similar assets and liabilities, quoted prices for identical and similar assets and liabilities in the markets that are not active, or other inputs that are observable or can be corroborated by observable market data. Level 3 inputs to the valuation methodology are unobservable inputs based upon management's best estimate of the inputs that market participants would use in pricing the asset or liability at the measurement date, including assumptions about risk.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable.  For assets that are to be held and used, an impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value.  Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

No impairment loss was recorded for the years ended December 31, 2009 and 2008 respectively.

Income Taxes

The Company accounts for income taxes in accordance with the current authoritative guidance. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when it is more likely than not that such benefit will not be realized.

Recent Accounting Pronouncements

In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets-an amendment of FASB Statement No. 140. The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In January 2010, FASB issued ASU No. 2010-06 - Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The adoption of this guidance did not have a material impact on our consolidated financial statements.

In February 2010, FASB issued ASU No. 2010-9 -Amendments to Certain Recognition and Disclosure Requirements. This update addresses certain implementation issues related to an entity's requirement to perform and disclose subsequent-events procedures, removes the requirement that public companies disclose the date of their financial statements in both issued and revised financial statements. According to the FASB, the revised statements include those that have been changed to correct an error or conform to a retrospective application of U.S. GAAP. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In March 2010, FASB issued ASU No. 2010-11 -Scope Exception Related to Embedded Credit Derivatives. Embedded credit-derivative features related only to the transfer of credit risk in the form of subordination of one financial instrument to another are not subject to potential bifurcation and separate accounting as clarified by recently issued FASB guidance. Other embedded credit-derivative features are required to be analyzed to determine whether they must be accounted for separately. This update provides guidance on whether embedded credit-derivative features in financial instruments issued by structures such as collateralized debt obligations (CDOs) and synthetic CDOs are subject to bifurcation and separate accounting. The guidance is effective at the beginning of a company's first fiscal quarter beginning after June 15, 2010. We do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

In April 2010, the FASB issued ASU No. 2010-13, Compensation - Stock Compensation: Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. ASU 2010-13 clarifies that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity's equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability if it otherwise qualifies as equity. ASU 2010-13 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early adoption permitted. We are currently evaluating the potential impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

3.   SEGMENT INFORMATION

The Company operates in two geographic segments, the United States and Germany. Set out below are the revenues, gross profits and total assets for each segment

	December 31,
	2009	2008
Revenue:
United States	$582,126	$820,367
Germany	338,909	413,136
Total Revenue	$921,035	$1,233,503
Gross Profit (Loss):
United States	(36,196)	40,273
Germany	119,219	200,041
Total Gross Profit	$83,023	$240,314
Total Assets:
United States	2,994,973	11,875,026
Germany	314,943	284,358
Total Assets	$3,309,916	$12,159,384

4.   GOING CONCERN

The Company's financial statements have been presented on a basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and assumes the Company will continue as a going concern. The Company has incurred losses since its inception, including net losses of $7,580,281 and $7,169,782 for the years ended December 31, 2009 and 2008, respectively, and the Company expects to continue to incur substantial additional losses in the future. The Company has incurred negative cash flows from operations since inception. As of December 31, 2009 the Company had a stockholders' deficit of $16,605,843 and cash and cash equivalents of $740,354. The Company believes it would not have enough cash to meet its various cash needs unless the Company is able to obtain additional cash from the issuance of debt or equity securities. There is no assurance that additional funds will be available for the Company to finance its operations on acceptable terms or at all. If adequate funds are not available, the Company may have to delay development or commercialization of products or technologies that the Company would otherwise seek to commercialize, or cease operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

On April 28, 2010 NovaVision, Inc. filed for Chapter 7 under the Bankruptcy Code.

5.  PROPERTY AND EQUIPMENT

As of December 31, 2009 and 2008, Property and Equipment consists of:

	2009	2008

Machinery and equipment	$669,431	$589,457
Therapy devices	567,445	427,328
Furniture and fixtures	231,873	234,113
Leasehold improvements	5,731	5,731
Software	1,097,339	814,483
Website development costs not in service	-	74,561
	2,571,819	2,145,673

Less: Accumulated depreciation and amortization	(1,325,907)	(1,198,650)

Property and Equipment, net	$1,245,912	$947,023

Estimated useful lives of property and equipment are as follows:

Therapy devices	18 months - 3.5 years
Computer equipment and software	3 years
Furniture and fixtures	7 years
Machinery and office equipment	5 years
Leasehold improvements	Shorter of the leasehold period or estimated useful life

The Company capitalized $406,240 for five new projects pertaining to patient therapy and center diagnostic software programs during 2009, and $439,274 for five new projects pertaining to patient therapy and center diagnostic software programs during 2008. (see Note 2 "Software Development Costs For Internal Use").

6.   INTANGIBLE ASSETS

As of December 31, 2009 and 2008, Intangible Assets consists of:

	December 31,
	2009	2008
Amortized intangible assets: Patent (8 years useful life)
Gross carrying Amount	$117,846	$117,233
Accumulated Amortization	(81,345)	(71,483)
	$36,501	$45,750

Intangible assets not subject to amortization
Trademark	36,276	36,276

Amortization expense for the periods ended December 31, 2009 and 2008 was $9,861 and $9,332, respectively.

7.   NOTES PAYABLE

On June 10, 2008, the Company completed a financing secured by the Company's assets, excluding intellectual property, with two lenders, one funding $3,000,000 and another funding $2,000,000, both at 9.5% interest. Repayment of these loans is over 36 months. Each lender was issued a warrant to purchase Series C stock at $9.08 per share, with an expiration of June 9, 2018. The warrants are exercisable for a total of 15,143 shares, were valued at $3,634 and recorded as a discount against the note which will amortize over the 36 month repayment period to interest expense. Interest expense in 2009 and 2008, related to these warrants was $1,211 and $672, respectively.

During December 2008, the Company issued unsecured convertible promissory notes to certain preferred stockholders in the aggregate principal amount of $5,000,000, which were due and payable on June 30, 2010. The preferred stockholders were issued a total of 237,593 warrants to purchase series C preferred stock at $9.08 per share, with an expiration of December 22, 2018. The warrants were valued at $57,022 and recorded as a discount against the note which will amortize over 60 months to interest expense. Interest expense in 2009 and 2008, related to these warrants was $11,248 and $937, respectively.

Capitalized loan costs were $298,458 less accumulated amortization of $157,748 at December 31, 2009 and are included in other assets in the consolidated financial statements. Loan costs are being amortized on the straight-line basis over the remaining term of the loan. Amortization expense related to deferred loan costs for the remaining term of the loans is as follows:

2010	$109,080
2011	31,630
$140,710

Notes payable as of December 31, 2009, consists of the following:

	2009	2008
Promissory notes dated June 10, 2008 due to two private lenders bearing an annual interest rate of 9.5%	$3,238,926	$5,000,000
Unsecured convertible promissory notes dated December 22, 2008 due to several of Company's investors bearing an annual interest rate of 9.5%	5,000,000	5,000,000
Total notes payable	8,238,926	10,000,000
Less current maturities	2,140,924	1,859,337
Less discounts	21,032	59,047
Total long term notes payable, less current maturities and discounts	$6,076,970	$8,081,616

8.   INCOME TAXES

The Company has recorded no income tax expense due to the losses generated. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income taxes are as follows:

	December 31,
	2009	2008
Deferred tax assets:
Net operating loss carryforward - US	$18,302,245	$11,399,580
Net operating loss carryforward - foreign	2,913,986	2,236,370
Other	382,210	337,857
Deferred tax assets	21,598,441	13,973,807
Less valuation allowance	(21,598,441)	(13,973,807)
Total net deferred taxes	$-	$-

The authoritative guidance requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management has determined that a 100% valuation allowance is appropriate at December 31, 2009 and 2008.

At December 31, 2009 and 2008, the Company has available Federal and state net operating loss carryforwards of approximately $37,220,000 and $30,320,000, to be applied against future U.S. federal and state taxable income which may be subject to certain restrictions and limitations in the event of changes in the Company's ownership. Such carryforwards begin to expire in the year 2023-2025. At December 31, 2009 and 2008, the Company has available for carryforward German net operating losses of approximately $8,519,000 and $5,605,000, to be applied against future German taxable income which may be subject to certain restrictions and limitations. Such carryforwards are subject to certain restrictions and limitations in the event of changes in the NovaVision AG's ownership.

9. STOCKHOLDERS' EQUITY

At December 31, 2009 and December 31, 2008, the company had authorized capital stock consisting of 9,151,000 shares of Common Stock, par value $0.001 per share, and 6,170,334 shares of preferred stock, par value of $0.001 per share.

Series A-1

1,333,334 shares of preferred stock are designated as Series A-1 Convertible Preferred Stock ("A-1 Preferred shares"). The holders off A-1 Preferred Shares shall be entitled to receive, when and if declared by the Board of Directors,, dividends at the rate of $0.36 per share per annum, prior to and in preference to any declaration or payment of any dividend on Common Stock (other than dividends payable in Common Stock). Such dividends are cumulative and accrue from the date of issuance of the shares whether or not declared by the Board.

Each A-1 Preferred Share is convertible into the number of shares of Common Stock that equals the quotient obtained by dividing the invested amount by the Series A-1 conversion price, as defined in the certificate of incorporation. Each share is convertible at the option of the holder or automatically under circumstances specified in the certificate of incorporation.

A holder of A-1 Preferred Shares may redeem for cash, at any time at which there are no shares of Series C Preferred Shares or Series B Preferred Stock outstanding, and provided no sale or merger treated like a liquidation and no qualified initial public offering has occurred, any or all of the A-1 Preferred Shares outstanding at a price per share which will be the greater of appraised value or liquidation amount (an amount equal to the invested amount plus the aggregate amount of any accrued but unpaid dividends), as defined in the certificate of incorporation.

In the event of a liquidation, sale, or merger, the holders of the outstanding A-1 Preferred Shares shall be entitled to receive net proceeds up to the liquidation amount plus their pro rata share of participation rights in exchange for and in redemption of each of their A-1 Preferred Shares, after the payment of all preferential amounts payable to the holders of the Series C Preferred Stock and the Series B Preferred Stock but prior and in preference to the holders of Common Stock and the holders of any other class or series of stock of the Company ranking junior to the A-1 Preferred Shares pursuant to terms defined in the certificate of incorporation.

The A-1 Preferred Shares have voting rights equal to the number of shares of Common Stock into which such A-1 Preferred Shares would be convertible. There were $480,000 of dividends accrued for the fiscal years 2009 and 2008.

Series B

1,512,000 shares of preferred stock are designated as Series B Convertible Preferred Stock ("B Preferred Shares"). Holders of B Preferred Shares shall be entitled to receive, out of funds legally available, when and if declared by the Board of Directors, dividends at the rate of $0.48 per share per annum, prior and in preference to any declaration or payment of any dividend on Common Stock or Series A-1 Preferred Stock. Dividends shall be cumulative and accrue from the date of issuance whether or not declared by the Board.

The B Preferred Shares are convertible at the rate of one B Preferred Share to the number of shares of Common Stock that equals the quotient obtained by dividing the invested amount by the Series B conversion price, as defined in the certificate of incorporation. Each share is convertible at the option of the holder any time after the date of issuance or automatically under circumstances specified in the certificate of incorporation.

A holder of B Preferred Shares may redeem for cash, at any time subsequent to February 10, 2010 or upon the occurrence of certain events as described in the certificate of incorporation, at which there are no shares of Series C Preferred Stock outstanding, and provided no sale or merger treated like a liquidation and no qualified initial public offering has occurred, any or all of the B Preferred Shares outstanding at a price per share which will be the greater of appraised value or liquidation amount, (an amount equal to the invested amount plus the aggregate amount of any accrued but unpaid dividends), as defined in the certificate of incorporation.

In the event of a liquidation, sale, or merger, the holders of the outstanding B Preferred Shares shall be entitled to receive net proceeds up to the liquidation amount plus their pro rata share of participation rights in exchange for and in redemption of each of their B Preferred Shares, after the payment of all preferential amounts payable to the holders of the Series C Preferred Stock, but prior and in preference to the holders of Series A Preferred Stock and Common Stock and the holders of any other class or series of stock of the Company ranking junior to the B Preferred Shares pursuant to terms defined in the certificate of incorporation.

The B Preferred Shares have voting rights equal to the number of shares of Common Stock into which such B Preferred Shares would be convertible. Dividends of $672,000 were accrued for the fiscal years ended 2009 and 2008.

Series C

3,159,000 shares of preferred stock are designated as Series C Convertible Preferred ("C Preferred Shares") of which 2,234,886 are outstanding. Holders of C Preferred Shares shall be entitled to receive, out of funds legally available, when and if declared by the Board of Directors, dividends at the rate of $0.545 per share per annum, prior and in preference to any declaration or payment of any dividend on Common Stock, Series A-1 Preferred Stock or Series B Preferred Stock. Dividends shall be cumulative and accrue from the date of issuance whether or not declared by the Board.

C Preferred Shares are convertible at the rate of one C Preferred Share to the number of shares of Common Stock that equals the quotient obtained by dividing the liquidation amount by the Series C conversion price, as defined in the certificate of incorporation. Each share is convertible at the option of the holder any time after the date of issuance or automatically under circumstances specified in the certificate of incorporation.

A holder of C Preferred Shares may redeem for cash, at any time subsequent to December 31, 2010 or upon the occurrence of certain events as described in the certificate of incorporation, any or all of the C Preferred Shares outstanding at a price per share which will be the greater of appraised value or liquidation amount, (an amount equal to the invested amount plus the aggregate amount of any accrued but unpaid dividends), as defined in the certificate of incorporation.

In the event of a liquidation, sale, or merger, the holders of the outstanding C Preferred Shares shall be entitled to receive net proceeds up to the liquidation amount plus their pro rata share of participation rights in exchange for and in redemption of each of their C Preferred Shares, prior and in preference to the holders of Series B Preferred Stock, Series A Preferred Stock, Common Stock and the holders of any other class or series of stock of the Company ranking junior to the C Preferred Shares pursuant to terms defined in the certificate of incorporation.

The C Preferred Shares have voting rights equal to the number of shares of Common Stock into which such C Preferred Shares would be convertible. During 2006, the Company issued 2,234,886 C Preferred Shares for $20,292,765. Dividends of $1,287,604 were accrued for the fiscal years ended 2009 and 2008.

Warrants

The Company has issued warrants to purchase a total of 55,516 shares of Common Stock. Warrants to purchase 48,000 shares of Common Stock at an exercise price of $0.01 per share were granted to a preferred stockholder in 2003 who loaned the Company $500,000 as a convertible promissory note. The note was redeemed upon the issuance of the $6 million in Series A-1 and Series A-2 preferred stock in 2004. The warrants were fully exercised on June 30, 2008 for 48,000 shares of Common Stock.

In 2003, the Company issued warrants to purchase 5,016 shares of Common Stock at an exercise price of $0.60 per share to certain preferred stockholders for services performed for the Company to assist with obtaining financing. On June 30, 2008, a certain preferred stockholder exercised its warrants to purchase 2,016 shares of Common Stock. The remaining warrants to purchase 3,000 shares of Common Stock expired unexercised on August 28, 2008.

In 2004, warrants to purchase 2,500 shares of Common Stock at an exercise price of $6.00 per share were granted to a law firm in exchange for professional services. These warrants vested 100% upon grant and expire on July 23, 2013. At December 31, 2009, these warrants to purchase 2,500 shares of Common Stock were outstanding and exercisable.

The Company issued warrants in 2005 at an exercise price of $0.01 per share to holders of Series B Preferred Stock allowing them to purchase 112,000 shares of Series B Preferred Stock at an exercise price of $8.00 per share by the expiration date of February 10, 2015.

The Company issued a warrant in 2006 to a Series C investor allowing it to purchase 26,432 shares of Series C Preferred Stock at an exercise price of $9.08 per share by the expiration date of April 10, 2009. The warrants expired on April 10, 2009.

The Company issued warrants in June 2008 to two lenders as part of a term loan allowing them to purchase 15,143 shares of Series C Preferred Stock at an exercise price of $9.08 per share by the expiration date of June 9, 2018.

The Company issued warrants in December 2008 to certain preferred stockholders allowing them to purchase 237,594 shares of Series C Preferred Stock at an exercise price of $9.08 per share by the expiration date of December 22, 2018.

10.  STOCK BASED COMPENSATION

The fair value of the stock options granted is calculated at each reporting date, using the Black-Scholes option-pricing model, until the award vests or there is substantial disincentive for the non-employee not to perform the required services. The following assumptions were used in calculations of the Black Scholes option pricing model:

	2009	2008
Risk-free interest rates	0.38%	0.47%
Dividend yield	0.0%	0.0%
Volatility	108%	108%
Expected life of options	4 years	5 years

The Company recognizes compensation expense for options granted to non-employees in accordance with the provisions of the Authoritative guidance. The Company uses the graded-vesting method for recording non-employee stock compensation expense. There were 937 options granted to non-employees in 2009 and none in 2008. Non-employee options are revalued at the end of each reporting period. Compensation expense for options granted to non-employees recognized in 2009 and 2008 amounted to $947 and $(32,971), respectively.

Stock Option Plan

In 2003, the Company adopted an equity incentive plan which may grant up to 1,570,000 incentive or non-qualified stock options to employees, consultants and directors. As of December 31, 2009, options available for grant amount to 1,152,696. The terms of stock options granted under the plan are determined by the Board of Directors at the time of grant, including the exercise price, term and any restrictions on the exercisability of such option. The exercise price of all options granted under the plan is determined by the Board of Directors at the date of grant. The stock options outstanding under the plans were generally granted for terms of ten years and vest over a period of four years. Stock compensation expense, excluding expense related to restricted stock described below, of $239,053 in 2009 and $149,200 in 2008 was recognized related to these stock options.

Information with respect to stock option activity is as follows:

	December 31, 2009			December 31, 2008
	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Options	Weighted Average Exercise Price
Outstanding - beginning of year	589,770	$1.42	7.1	683,000	$1.46
Granted	937	$0.30	-	-	$-
Exercised	(937)	$0.30	-	-	$-
Forefeited	(172,466)	$1.48	6.1	(93,230)	$1.72
Outstanding - end of year	407,304	$1.40	6.1	589,770	$1.42
Exerciseable and vested at end of year	328,338	$1.30	5.8	422,580	$1.33

A summary of the status of the Company's nonvested stock options as of December 31, 2009, and changes during the year then ended December 31, 2009, is presented below:

	Options	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2009	167,190	$1.65
Granted	0	$ -
Vested	(61,564)	$1.40
Forfeited	(16,660)	$1.74
Nonvested at December 31, 2009	88,966	$1.78

The total fair value of shares vested during the years ended December 31, 2009 and 2008 was $88,002 and $204,393, respectively.

As of December 31, 2009, the expected future compensation expense for nonvested awards, including unvested performance grants subject to vesting upon the attainment of specified performance criteria, using the fair value method of Authoritative guidance is as follows:

2010	$51,782
2011	8,176
Performance grants	83,622
$143,580

The weighted average fair value of options granted during the years ended December 31, 2009 and 2008 was $281 and $0, respectively. The intrinsic value of options outstanding and exercisable and vested as of December 31, 2009 and 2008 was $0. The total intrinsic value of options exercised during the years ended December 31, 2009 and 2008 was $0.

Restricted Shares

For the year ended December 31, 2005, 136,829 restricted common shares were issued to the Chief Executive Officer and President of the Company and now Co-founder and Vice-Chairman of the Board. These shares were purchased by the executive at the par value price of $0.001 per share. Under the terms of the Separation Agreement the Company entered into on January 16, 2008 with the former President & CEO (see Note 11), all Company rights to repurchase these shares expired. Stock compensation expense of $0 and $67,310 was recognized in 2009 and 2008, respectively, related to this restricted stock.

11.  COMMITMENTS AND CONTINGENCIES

Commitments

The Company is obligated under various non-cancelable operating leases for office facilities and equipment. The office facilities lease contains a minimum escalation clause as well as an option to extend the lease for additional years. Future minimum lease payments under these non-cancelable operating leases are $52,519 for the year ending December 31, 2010.

Rental expense for buildings and equipment charged to operations was $305,733 and $353,578 during 2009 and 2008.

The Company leases certain equipment under capital leases, which have terms ranging from 36 to 47 months and interest rates of 9.77% to 18.31%, are included in property and equipment in the accompanying balance sheet at a cost of $144,588 and $144,588 and accumulated depreciation of $30,877 and $12,849 at December 31, 2009 and 2008 respectively. Amortization of assets under capital leases is included with depreciation expense. The schedule of future minimum lease payments under capital leases, together with the present value of the net minimum lease payments as of December 31, 2009, is as follows:

Year ending December 31,

2010	$46,595
2011	37,989
2012	23,767
2013	13,052
121,403

Less amount representing interest	(18,720)

Total obligations under capital leases	102,683

Less current maturities	35,826
$66,857

Employee Agreement

On January 16, 2008, the Company entered into a Separation Agreement with the President & CEO providing for the executive's termination of employment, effective July 4, 2008. The Company paid the executive a lump sum payment of $300,000 on the Severance Start Date, July 5, 2008, and a prorated bonus for the days worked during 2008 of $45,863. For the twelve month period beginning on the Severance Start Date, the Company will provide the executive and eligible dependents group health and dental benefits, long term and short term disability coverage, and life insurance coverage. As of December 31, 2008 total accrued liability on such coverage was $13,180. All equity grants not vested and exercisable vest as outlined in the Separation Agreement as of the Severance Start Date.

The Company entered into an Employment Agreement with the Company's new President & Chief Executive Officer providing for the executive's employment commencing May 21, 2008. The employment agreement provides a payment equal to the annual salary payable over a 12 month period and 100% accelerated vesting on any unvested stock options and contingent stock options if the employment is terminated without cause, or due to a change of control in the Company.

Contingencies

The Company is party to certain litigation that arose in the normal course of business. Management believes that it has meritorious defenses and intends to vigorously defend against these claims. Based on the management's current assessment of these matters, management believes the amount of loss that may occur on the ultimate resolution of the litigation will not have a material effect on the Company's financial position or results of operations.

12. EMPLOYEE RETIREMENT PLAN

The Company has a 401(k) retirement plan, effective January 1, 2004, covering all employees age 21 or older who satisfied certain other plan criteria. Participating employees will be eligible to contribute to the plan an amount up to 100% of their salary up to a calendar year maximum of $15,500 for 2008 and 2007. The Company began matching up to 4% of the participant's contributions effective January 1, 2005. For the years ended December 31, 2009 and 2008, Company contributions amounted to $25,574 and $51,001, respectively

13.  SUBSEQUENT EVENTS

In February 2010, the Company lost the support of its financial backers and began to wind up operations, including laying off employees. On April 28, 2010 the Company filed for Bankruptcy under Chapter 7 of the Bankruptcy Code in the Palm Beach District of Florida. On November 5, 2010, the Chapter 7 trustee (the "Trustee") entered into an agreement with Vycor Medical, Inc. for the sale of substantially all the assets of the Company, including the shares in NovaVision AG, for $900,000. The sale was approved by the Court on November 23, 2010 and the sale was completed on November 29, 2010.